UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 19, 2006
BMC SOFTWARE, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE (State of Incorporation)	001-16393 (Commission File Number)	74-2126120 (I.R.S. Employer Identification Number)

2101 CITYWEST BLVD.
HOUSTON, TEXAS (Address of principal executive offices)	77042-2827 (Zip Code)
Registrant’s telephone number, including area code: (713) 918-8800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 204.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.
On April 19, 2006, the Board of Directors of BMC Software, Inc. (the “Company”) approved an amendment to the Executive Employment Agreement of Dan Barnea to provide the following:
(i)	New title and responsibilities as the Company’s Senior Vice President of Strategy and Corporate Development;

(ii)	New base salary of $375,000 and target bonus of 125% of base salary;

(iii)	the change in responsibilities from SVP of R&D to SVP of Strategy and Corporate Development and the reduction of base salary set forth above are events which constitute “Good Reason” as defined in Section 6.3(b) of the Agreement;

(iv)	extend the time period that Mr. Barnea may voluntarily resign his employment with the Company for Good Reason from 60 days after the occurrence of an event that constitutes Good Reason to two years after the occurrence of the change in duties and salary described in these resolutions,

(v)	the CEO may further extend such time period without Board approval; and

(vi)	the severance provisions of the Agreement shall be amended such that Mr. Barnea would be entitled, in the case of a voluntary termination for Good Reason based on the changes described in these resolutions, to a payment equal to two times his former base salary of $425,000 plus two times his former incentive target amount of 125% (for a total severance payment of $1,912,500).
ITEM 9.01. Financial Statements and Exhibits
10.7(g) Amendment No. 6 to Executive Employment Agreement between BMC Software, Inc. and Dan Barnea.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 24, 2006

BMC SOFTWARE, INC.
By:	/s/ CHRISTOPHER C. CHAFFIN
Christopher C. Chaffin
Senior Legal Counsel & Assistant Secretary

INDEX TO EXHIBITS

Exhibit
Number	Description
10.7 (g)	Amendment No. 6 to Executive Employment Agreement between BMC Software, Inc. and Dan Barnea.